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                                                                      EXHIBIT 21

                        MEADOWBROOK INSURANCE GROUP, INC.
                              LIST OF SUBSIDIARIES



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
                                                      Meadowbrook Insurance Group, Inc.
                                                      F/k/a Star Holding Company    50%

Meadowbrook, Inc.                                     American Indemnity Insurance Co., Ltd.      Crest Financial Corporation
                                                      Star Insurance Co. (50%)
Association Self Insurance                                                                        American Highway Carriers
Services, Inc.                                        Savers Property and Casualty                Association
                                                      Insurance Co.
Meadowbrook Intermediaries, Inc.                                                                  Liberty Premium Finance, Inc.
                                                      Ameritrust Insurance Corporation
Meadowbrook Risk Management, Inc.                                                                 Interline Insurance Services, Inc.
                                                      Williamsburg National Insurance Co.
Meadowbrook of Nevada, Inc.                                                                       Commercial Carriers Insurance
                                                      Preferred Insurance Company, Ltd.           Agency, Inc.
Meadowbrook Insurance Agency, Inc.                     (Bermuda)

Meadowbrook Risk Management, Ltd.
 (Barbados)

Meadowbrook Risk Management, Limited
 (Bermuda)

Florida Preferred Administrators, Inc.

Case Management Resources, Inc.

Meadowbrook of Florida, Inc.

Meadowbrook Insurance, Inc.

Preferred Insurance Agency, Inc.

Preferred Comp Insurance Agency of
New Hampshire, Inc.

TPA Insurance Agency, Inc.

TPA Insurance Agency of New Hampshire, Inc.

Meadowbrook of Canada, Ltd.

Market Place Resources, Inc.

National Osteopathic Physicians Purchasing Group, Inc.

National Realty Liability Alliance, Inc.
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